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                     SECURITIES AND EXCHANGE COMMISSION

                           WASHINGTON, D.C.  20549



                                  FORM 8-K



                               CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of
                     the Securities Exchange Act of 1934


                       Date of Report: APRIL 13, 1998
                      (Date of earliest event reported)


                               GRIST MILL CO.
           (Exact name of Registrant as specified in its charter)


                                  DELAWARE
               (State or other jurisdiction of incorporation)



          0-13852                                41-0974681
  (Commission File Number)         (I.R.S. Employer Identification Number)


    21340 HAYES AVENUE, LAKEVILLE, MN                               55044-0430
(Address of principal executive offices)                            (Zip Code)


                               (612) 469-4981
            (Registrant's telephone number, including area code)


                                  NO CHANGE
        (Former name or former address, if changed since last report)



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ITEM 1.  CHANGES IN CONTROL OF REGISTRANT

     Pursuant to a tender offer which commenced on March 17, 1998 and closed on April 13, 1998 (the "Tender Offer"), IHF/GM Acquisition Corporation, a Delaware corporation ("Purchaser"), a direct wholly owned subsidiary of IHF/GM Holding Corporation, a Delaware corporation ("Parent"), and an indirect wholly owned subsidiary of International Home Foods, Inc., a Delaware corporation ("IHF"), acquired 6,198,840 shares of the Registrant's outstanding common stock, par value $.10 per share (the "Common Stock"), including the associated stock purchase rights (together with the shares of Common Stock, the "Shares"), at a purchase price per Share of $14.50, net to the seller in cash, for a total purchase price of $89,883,180. The Shares acquired by Purchaser in the Tender Offer represented approximately 90.3% of the Shares outstanding at such time.

     Subject to the terms of the Agreement and Plan of Merger dated as of March 10, 1998, among Purchaser, Parent, IHF and Registrant (the "Merger Agreement"), shares of Common Stock not tendered in the Tender Offer were converted into a right to receive $14.50 per share pursuant to a second step "short-form" merger between Purchaser and Registrant pursuant to the provisions set forth in
Section 253 of the General Corporation Law of the State of Delaware (the "Merger"). Pursuant to the Merger, Purchaser merged with and into Registrant on April 17, 1997, and the Registrant became a direct wholly owned subsidiary of Parent and an indirect wholly owned subsidiary of IHF.

     Purchaser obtained the funds to finance the Offer and the Merger through capital contributions provided by IHF from borrowings under the Senior Secured Revolving Credit Facility (the "Revolving Credit Facility") under the Credit Agreement dated as of November 1, 1996, as amended and restated as of November 21, 1997, among IHF, the several banks and other financial institutions or entities from time to time parties thereto (collectively, together with the documentation agent, syndication agent and administrative agent, the "Lenders"), Morgan Stanley Senior Fundings, Inc., as documentation agent, Bankers Trust Company, as syndication agent, and The Chase Manhattan Bank, as administrative agent (the "Financing Facility"). Under the Revolving Credit Facility, the Lenders provide revolving loans to IHF and the issuance of letters of credit for the account of IHF in an aggregate principal and stated amount at any time not to exceed $200 million.

     Loans under the Revolving Credit Facility are available until the earlier of (a) May 31, 2004 and (b) the date on which the loans under certain other facilities provided under the Financing Facility mature or are repaid in full. The obligations of IHF under the Financing Facility are guaranteed by each of IHF's direct and indirect domestic subsidiaries (collectively, the "Guarantors"). In addition, the Financing Facility is secured by first priority or equivalent security interests in (i) all the capital stock of, or other equity interests in, each direct or indirect domestic subsidiary of IHF and 65% of the capital stock of, or other equity interests in, each direct foreign subsidiary of IHF, or any of its domestic subsidiaries and (ii) all tangible and intangible assets (including, without limitation, intellectual property and owned real property) of IHF and the Guarantors. Borrowings under the Revolving Credit Facility bear interest based on, at IHF's option, either the London Interbank Offered Rate or an alternative base rate, plus a variable margin presently at 0.50%.





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     Pursuant to the Merger Agreement, upon the purchase by Purchaser pursuant to the Offer of a majority of the outstanding Shares,  Mr. Bolander and Ronald
K. Zuckerman resigned from the Board of Directors of Registrant, the Board of Directors of Registrant was expanded from four to six members and the vacancies created thereby were filled by appointment of John Bess, Alan Menkes, Dean Metropoulos, and Michael Dion. Roger L. Weston and Charles H. Perlman continued to serve as directors of the Registrant until the effective time of the Merger.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

         (a)  None.

         (b)  Pro Forma Financial Information.

              None.

         (c)  Exhibits.






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                                 SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                  GRIST MILL CO.


Dated: April 17, 1998         By: /s/ DANIEL J. KINSELLA
                                  ------------------------------------------
                                  Daniel J. Kinsella
                                  Chief Financial Officer and Vice President




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                              INDEX TO EXHIBITS
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

 Exhibit
 Number     Description
 -------    -----------
  99.3      Agreement and Plan of Merger dated March 10, 1998, among IHF,
            Parent, Purchaser and the Registrant (incorporated herein by reference to Exhibit (c)(2) to the Schedule 14D-1 dated
            March 17, 1998, as amended).



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